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                                                                 Exhibit 5



                           WEIL, GOTSHAL & MANGES LLP
       A Limited Liability Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007


                                January 10, 1997



     United Industrial Corporation
     18 East 48th Street
     New York, NY  10017

     Gentlemen:

               We have acted as counsel to United Industrial Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to its 1994 Stock Option Plan, as amended. Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

               Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 600,000 shares of Common Stock, par value $1.00 per share, of the Company


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     United Industrial Corporation
     January 10, 1997
     Page 2

     (the "Common Stock") to be issued and sold by the Company pursuant to the Registration Statement, have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the United Industrial Corporation 1994 Stock Option Plan, as amended, will be validly issued, fully paid and nonassessable.

               This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

               We hereby consent to be named in the Prospectus as the attorneys who have passed upon the legality of the securities being offered thereby and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        WEIL, GOTSHAL & MANGES LLP











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